EXHIBIT 10.3


                      TERMINATION AGREEMENT

          THIS AGREEMENT ("Agreement") made as of this 1st day of January 1997, by and between PEOPLES FINANCIAL SERVICES CORP., a
Pennsylvania corporation ("Peoples") and MICHAEL S. KARHNAK (the
"Executive").

                           WITNESSETH:

          WHEREAS, Peoples is engaged in the business of a bank holding company and is the owner of all the issued and outstanding capital stock of Peoples National Bank of Susquehanna
County (the "Bank"); and

          WHEREAS, the Executive is presently serving as Executive Vice President and Secretary of Peoples and of the Bank; and

          WHEREAS, Peoples considers the continued services of the Executive to be in the best interests of Peoples and its shareholders and desires to induce the Executive to remain in the employ of Peoples on an impartial and objective basis in the event of change in control of Peoples.

                            AGREEMENT

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Term of Agreement.

               (a)  The term of this Agreement shall:

                    (i)  initially be a term commencing as of
     January 1, 1997, and ending on December 31, 1998; and

                    (ii)  be automatically extended to provide
     for a two (2) year term, annually, on January 1, 1998, and again on January 1 of each year thereafter, effective as of such respective dates, unless either Peoples or the Executive shall have given written notice of nonextension of the term of this Agreement to the other at least ninety (90) days before the date of any such extension.

               (b)  Notwithstanding the provisions of
Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination by Peoples of the Executive's employment for Cause. As used in this Agreement, "Cause" shall mean the following:

                    (i)  the Executive is convicted of or enters
     a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of forty-five (45) consecutive days;

                    (ii)  the Executive willfully fails to follow
     the lawful, good faith instructions of the Board of Directors of Peoples after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness; or

                    (iii)  any government regulatory agency
     orders that Peoples terminate the employment of the Executive or relieve him of his duties.

Notwithstanding the foregoing, the Executive's employment under this Agreement shall not be deemed to have been terminated for "Cause" under Clause (i) or (ii) above if such termination took place solely as a result of:

                    (i) questionable judgment on the part of the Executive;

                    (ii)  any act or omission believed by the
     Executive, in good faith, to have been in, or not opposed to, the best interests of Peoples or its affiliated companies; or

                    (iii)  any act or omission in respect of
     which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Charter or Bylaws of Peoples (or its affiliates) or the directors' and officers' liability insurance of Peoples (or its affiliates), in each case as in effect at the time of such act or omission.

If the Executive's employment is terminated for Cause, the Executive's rights under this Agreement shall cease as of the effective date of such termination.

               (c)  Notwithstanding the provisions of
Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's voluntary termination (other than in accordance with Section 2 of this Agreement), retirement at the Executive's election, or death, and the Executive's rights under this Agreement shall cease as of the date of such voluntary termination, retirement at the Executive's election, or death; provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 2(a) of this Agreement) is delivered by the Executive, the provisions of Section 11(b) of this Agreement shall apply.

               (d)  Notwithstanding the provisions of
Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's disability and the Executive's rights under this Agreement shall cease as of the date of such termination. For purposes of this Agreement, "disability" shall mean the Executive's incapacitation by accident, sickness, or otherwise that renders the Executive mentally or physically incapable of performing the services therefore required of the Executive for a continuous period of six (6) months.

          2.   Termination Following Change in Control.

               (a)  If a Change in Control (as defined in
Section 2(b) of this Agreement) shall occur and if thereafter, at any time during the term of this Agreement, the Executive shall be involuntarily terminated or there shall be:

                    (i) any reduction in title or a reduction in the Executive's responsibilities or authority with respect to Peoples, including such responsibilities and authority as the same may be increased at any time during the term of this Agreement, or the assignment to the Executive of duties inconsistent with the Executive's prior status as an officer of Peoples;

                    (ii)  any reassignment of the Executive which
     requires the Executive to move his principal residence;

                    (iii)  any removal of the Executive from
     office or any adverse change in the terms and conditions of the Executive's employment, except for any termination of the Executive's employment under the provisions of
     Section 1(b) hereof;

                    (iv)  any reduction in the Executive's annual
     base salary as in effect on the date hereof or as the same may be increased from time to time;

                    (v)  any failure of Peoples to provide the
     Executive with benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health, accident, disability or other employee benefit plans of Peoples (or any affiliated company) in which the Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction is part of a reduction applicable to all employees;

                    (vi)  any failure to obtain a satisfactory
     agreement from any successor to assume and agree to perform under this Agreement, as contemplated in Section 11(a) hereof;

                    (vii)  any material change in the legal
     relationship between Peoples and the Bank; or

                    (viii)  any material breach of this Agreement
     on the part of Peoples;

then, at the option of the Executive, exercisable by the Executive within one hundred twenty (120) days of the occurrence of each and every of the foregoing enumerated events, the Executive may resign from employment with Peoples (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to Peoples, and the provisions of
Section 3 of this Agreement shall apply.

               (b)  As used in this Agreement, "Change in
Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not Peoples is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

                    (i)  any "person" (including a group acting
     in concert, as the term "person" is defined in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of Peoples representing more than 19.9% of the combined voting power of Peoples' securities then outstanding;

                    (ii) there occurs a merger, consolidation or other business combination or reorganization to which Peoples or the Bank is a party, whether or not approved in advance by the Board of Directors of Peoples or the Bank (as the case may be) in which the members of the Board of Directors of Peoples or the Bank (as the case may be) immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction;

                    (iii)  there occurs a sale, exchange,
     transfer, or other disposition of substantially all of the assets of Peoples or the Bank to another entity, which is not approved in advance by the Board of Directors of Peoples;

                    (iv)  there occurs a contested proxy
     solicitation of the stockholders of Peoples that results in the contesting party obtaining the ability to elect candidates to a majority of the positions on Peoples' Board of Directors next up for election; or

                    (v)  there occurs a tender offer for the
     shares of voting securities of Peoples that results in the tender offeror obtaining securities representing more than 19.9% of the combined voting power of Peoples' securities then outstanding.

          3. Rights in Event of Certain Termination of Employment After Change in Control. In the event that Executive resigns from employment in accordance with the provisions of
Section 2(a), or Executive's employment is terminated by Peoples without Cause after a Change in Control, Peoples shall pay (or cause to be paid) to the Executive in cash, within twenty (20) days following termination, an amount equal to 2.00 times his "base amount" (within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), calculated as though the occurrence of the Change in Control were an event described in Code Section 280G(b)(2)(A)(i). Notwithstanding the preceding sentence, in the event the lump sum payment described in the preceding sentence, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such lump sum shall be reduced to the extent necessary to avoid such imposition.

          4. Legal Expenses. Peoples shall pay to the Executive all legal fees and expenses incurred by the Executive in seeking in good faith to obtain or enforce any right or benefit provided by the Agreement, provided that any action or proceeding is not summarily decided against the Executive.

          5. Arbitration. Peoples and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (the "Association") in Philadelphia, Pennsylvania. Peoples, or the Executive, may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but Peoples, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Peoples, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement. Notwithstanding the preceding provisions of this section, in the event any such provision is in conflict with a rule or policy of the Association, the arbitration proceeding shall be governed by such rule or policy.

          6. Mitigation of Damages. The Executive shall not be required to mitigate the amount of any payment provided for in
Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 3 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in Section 3 shall be reduced by the amount actually received by the Executive under any severance policy of Peoples then in effect.

          7. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of Peoples, in the case of notices to Peoples.

          8. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of Peoples specifically designated by the Board of Directors of Peoples. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          9. Assignment. This Agreement shall not be assignable by either party, except by Peoples to any successor in interest to the business of Peoples.

          10. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement.

          11.  Successors; Binding Agreement.

               (a) Peoples will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Peoples to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Peoples would be required to perform it if no such succession had taken place. Failure by Peoples to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of
Section 3 of this Agreement shall apply. As used in this Agreement, "Peoples" shall mean Peoples as hereinbefore defined and any successor to the respective businesses and/or assets of Peoples which assumes and agrees to perform this Agreement by operation of law or otherwise.

               (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die after a Notice of Termination is delivered by the Executive and any amounts would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is none, to the Executive's estate.

          12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

          14. Headings. The headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

          15. Termination of Prior Agreements. Upon the execution and delivery of this Agreement by the parties hereto, any prior agreement relating to the subject matter hereof shall be automatically terminated and be of no further force or effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              PEOPLES FINANCIAL SERVICES CORP.

                              By_________________________________
                                        President
(SEAL)

                              Attest:____________________________
                                         (Assistant) Secretary

                                             ("Peoples")

Witness:

__________________________    _____________________________(SEAL)
                                   Michael S. Karhnak

                                             ("Executive")